Exhibit (d)(3)(D)

JOHN HANCOCK FUNDS II

AMENDMENT TO SUBADVISORY AGREEMENT

AMENDMENT made as of this 10th day of March, 2016 to the Subadvisory Agreement dated January 1, 2014, as amended (the “Agreement”), between John Hancock Advisers, LLC, a Delaware limited liability company (the “Adviser”), and John Hancock Asset Management a division of Manulife Asset Management (US) LLC, a Delaware limited liability company (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.	CHANGE IN APPENDIX A

Appendix A of the Agreement relating to the compensation of the Subadviser is amended to add the following new portfolios: (i) Retirement Choices at 2060 Portfolio, (ii) Retirement Living through 2060 Portfolio, and (iii) Retirement Living through II 2060 Portfolio.

2.	EFFECTIVE DATE

The Amendment shall become effective on March 10, 2016, following approval of the Amendment by the Board of Trustees of John Hancock Funds II.

3.	DEFINED TERMS

Unless otherwise defined herein, capitalized terms used herein have the meanings specified in or pursuant to the Agreement.

4.	OTHER TERMS OF THE AGREEMENT

Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(THE REMAINDER OF THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

JOHN HANCOCK ADVISERS, LLC

By:
Name:
Title:

JOHN HANCOCK ASSET MANAGEMENT A DIVISION OF MANULIFE ASSET MANAGEMENT (US) LLC

By:
Name:
Title:

2

APPENDIX A

The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):

Portfolio

Emerging Markets Debt Fund

Short Term Government Income Fund

Portfolio

Asia Total Return Bond Fund

Active Bond

Portfolio
Fundamental Large Cap
Value Fund

Portfolio
Fundamental Large
Cap Core Fund

Fundamental All Cap
Core Fund
A-1

Portfolio
Strategic Income Opportunities Fund

Portfolio Fundamental Global Franchise Fund

Portfolio Diversified Strategies Fund

Portfolio
Strategic Equity
Allocation Fund

Portfolio
Global Equity Fund
A-2

Portfolio	All Asset Levels
Alternative Asset Allocation Fund

Portfolio
Income Allocation Fund

Portfolio	All Asset Levels

Retirement Living through II 2010 Portfolio

Retirement Living through II 2015 Portfolio

Retirement Living through II 2020 Portfolio

Retirement Living through II 2025 Portfolio

Retirement Living through II 2030 Portfolio

Retirement Living through II 2035 Portfolio

Retirement Living through II 2040 Portfolio

Retirement Living through II 2045 Portfolio

Retirement Living through II 2050 Portfolio

Retirement Living through II 2055 Portfolio

Retirement Living through II 2060 Portfolio

Lifestyle II Aggressive Portfolio

Lifestyle II Balanced Portfolio

Lifestyle II Conservative Portfolio

Lifestyle II Growth Portfolio

Lifestyle II Moderate Portfolio

Retirement Choices at 2010 Portfolio

Retirement Choices at 2015 Portfolio

Retirement Choices at 2020 Portfolio

Retirement Choices at 2025 Portfolio

Retirement Choices at 2030 Portfolio

Retirement Choices at 2035 Portfolio

Retirement Choices at 2040 Portfolio

Retirement Choices at 2045 Portfolio

Retirement Choices at 2050 Portfolio

Retirement Choices at 2055 Portfolio

Retirement Choices at 2060 Portfolio

Portfolio	All Asset Levels

Retirement Living through 2010 Portfolio

Retirement Living through 2015 Portfolio

Retirement Living through 2020 Portfolio

Retirement Living through 2025 Portfolio

Retirement Living through 2030 Portfolio

Retirement Living through 2035 Portfolio

Retirement Living through 2040 Portfolio

Retirement Living through 2045 Portfolio

Retirement Living through 2050 Portfolio

Retirement Living through 2055 Portfolio

A-3

Retirement Living through 2060 Portfolio Lifestyle Aggressive Portfolio Lifestyle Balanced Portfolio Lifestyle Conservative Portfolio Lifestyle Growth Portfolio Lifestyle Moderate Portfolio

*The term Aggregate Net Assets for a given day includes the net assets of a Portfolio of the Trust managed by the Subadviser. It also includes the net assets of one or more other portfolios of the Trust or other trusts as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the Custodian as of the close of business on the previous business day of the Trust, and the net assets of each portfolio of each other fund or trust are determined as of the close of business on the previous business day of that fund.

Trust Portfolios	Other Portfolios

Active Bond Fund	Active Bond Trust, a series of John Hancock Variable Insurance Trust
Asia Total Return Bond Fund	Not Applicable

Strategic Income Opportunities Fund	Strategic Income Opportunities Trust, a series of John Hancock Variable Insurance Trust and the SIO Sleeve of Income Allocation Fund, a series of the Trust
Short Term Government Income Fund	Short Term Government Income Trust, a series of John Hancock Variable Insurance Trust
Fundamental Large Cap Value Fund	Fundamental Large Cap Value Trust, a series of John Hancock Variable Insurance Trust Fundamental Value Trust, a series of John Hancock Variable Insurance Trust
Fundamental Large Cap Core Fund	Not Applicable
Fundamental All Cap Core Fund	Fundamental All Cap Core Trust, a series of John Hancock Variable Insurance Trust
Diversified Strategies Fund	Not Applicable
Strategic Equity Allocation Fund	Strategic Equity Allocation Trust, a series of John Hancock Variable Insurance Trust

A-4

Fundamental Global Franchise Fund Global Equity Fund	Not Applicable Not Applicable
Income Allocation Fund, SIO Sleeve	Strategic Income Opportunities Fund, a series of the Trust and Strategic Income Opportunities Trust, a series of John Hancock Variable Insurance Trust
Income Allocation Fund, Bond Sleeve	John Hancock Bond Fund, a series of John Hancock Sovereign Bond Fund

Alternative Asset Allocation Fund

Emerging Markets Debt Fund

Retirement Living through 2010 Portfolio

Retirement Living through 2015 Portfolio

Retirement Living through 2020 Portfolio

Retirement Living through 2025 Portfolio

Retirement Living through 2030 Portfolio

Retirement Living through 2035 Portfolio

Retirement Living through 2040 Portfolio

Retirement Living through 2045 Portfolio

Retirement Living through 2050 Portfolio

Retirement Living through 2055 Portfolio

Retirement Living through 2060 Portfolio

Retirement Living through II 2010 Portfolio

Retirement Living through II 2015 Portfolio

Retirement Living through II 2020 Portfolio

Retirement Living through II 2025 Portfolio

Retirement Living through II 2030 Portfolio

Retirement Living through II 2035 Portfolio

Retirement Living through II 2040 Portfolio

Retirement Living through II 2045 Portfolio

Retirement Living through II 2050 Portfolio

Retirement Living through II 2055 Portfolio

Retirement Living through II 2060 Portfolio

Lifestyle Aggressive Portfolio

Lifestyle Balanced Portfolio

Lifestyle Conservative Portfolio

Lifestyle Growth Portfolio

Lifestyle Moderate Portfolio

Lifestyle II Aggressive Portfolio

Lifestyle II Balanced Portfolio

Lifestyle II Conservative Portfolio

Lifestyle II Growth Portfolio

Lifestyle II Moderate Portfolio

Retirement Choices at 2010 Portfolio

Retirement Choices at 2015 Portfolio

Retirement Choices at 2020 Portfolio

Retirement Choices at 2025 Portfolio

Not Applicable

A-5

Retirement Choices at 2030 Portfolio

Retirement Choices at 2035 Portfolio

Retirement Choices at 2040 Portfolio

Retirement Choices at 2045 Portfolio

Retirement Choices at 2050 Portfolio

Retirement Choices at 2055 Portfolio

Retirement Choices at 2060 Portfolio

The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.

If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

A-6